Exhibit 99.1

FSCO Announces Earnings Release and Conference Call Schedule for First Quarter 2026

PHILADELPHIA, April 28, 2026 -- FS Credit Opportunities Corp. (NYSE: FSCO) today announced that it will release its financial results for the first quarter ended March 31, 2026, on Tuesday, May 26, 2026, after the market close.

The Company will also post an earnings presentation with financial information, which will be accessible after the market close on Tuesday, May 26, 2026, on the FSCO website under the Investor Relations section at: https://www.fsco.futurestandard.com/fund-information#investor-relations.

In addition, FSCO will make available a recorded earnings call and accompanying transcript on Tuesday, May 26, 2026, also in the Investor Relations section of its website. Investors and analysts are encouraged to review the materials and submit any questions through the investor relations contact information provided on the FSCO website.

About Future Standard

Future Standard is a global alternative asset manager serving institutional and private wealth clients, investing across private equity, credit and real estate. With a 30+ year track record of value creation and $93 billion in assets under management, we back the business owners and financial sponsors that drive growth and innovation across the middle market, transforming untapped potential into durable value.1

Contact Information:

Investor Relations

Josh Blum

josh.blum@futurestandard.com

Media
Marc Hazelton
media@futurestandard.com

Forward Looking Statements

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to future events or the future performance or operations of FS Credit Opportunities Corp. (the “Fund”). Words such as “intends,” “will,” “expects,” and “may” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, geopolitical risks, risks associated with possible disruption to the Fund’s operations or the economy generally due to hostilities, terrorism, natural disasters or pandemics, future changes in laws or regulations and conditions in the Fund’s operating area, unexpected costs, the price at which the Fund’s shares of common stock may trade on the New York Stock Exchange and such other factors that are disclosed in the Fund’s filings with the Securities and Exchange Commission. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Fund undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

1 Total AUM estimated as of December 31, 2025.